Shire Pharmaceuticals Group plc
Hampshire International Business Park,
Chineham, Basingstoke RG24 8EP  UK
Tel +44 1256 894000 Fax +44 1256 894708
http://www.shire.com

                                                                  Shire



                 Shire Board Appoints New Non Executive Director

Basingstoke, UK - 30 July 2003 - The Board of Directors of Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) announces that Robin Buchanan joins as a Non Executive Director with immediate effect. The appointment follows a global search process that was announced by the Shire Board in late 2002. Robin will be a member of the Company's Remuneration Committee.

Robin Buchanan is the Senior Partner of the London office of business consultants, Bain & Company and a member of the firm's worldwide management committee. Since joining Bain & Company in 1982, Robin has been involved in strategy development and organisation advice for Bain's clients in most industry sectors, including healthcare.

Prior to his career with Bain & Company, Robin worked for American Express International Banking Corporation in New York, McKinsey & Company and Deloitte & Touche where he qualified as a chartered accountant.

Robin has an MBA with Baker Scholar distinction (the highest possible) from Harvard Business School and is a British citizen.

Dr James Cavanaugh, Chairman of Shire said:

"The experience and skills that Robin brings to the Board of Shire are exactly what we were looking for. Robin has an impressive track record of successful business leadership as well as strategy development within global organisations across a wide range of industries; he has an exceptional intellect and the experience of working with teams on both sides of the Atlantic. I am very pleased that we have been successful in attracting him to Shire."

Robin Buchanan said:

"Shire stands out in the FTSE100 as a company with a highly successful track record. It has an exciting future ahead and I look forward to bringing my own experiences to the team and to help build the next chapter in the company's history."


In 1997 Robin was appointed a Non Executive Director of Liberty International plc. Liberty International is also a FTSE 100 company.

For further information please contact:

Global (outside US and Canada)
Clea Rosenfeld - Investor Relations                             +44 1256 894 160
Jessica Mann - Media                                             +1 859 669 8905
US & Canada
Gordon Ngan - Investor Relations                                 +1 514 578 5105
Michele Roy - Media                                              +1 450 978 7938


Notes to editors

Biographical details of Robin Buchanan (age 51)

Education

Harvard Graduate School of Business Administation (1977-1979)

o        MBA with highest distinction (Baker Scholar)

Institute of Chartered Accountants in England & Wales (1970-1974)

o        Associate (1974)
o        Fellow (1981)

Business experience

Bain & Company (USA & UK)  (since 1982)

o        Member of the Board of Directors  (1990 - 1992; 2003 -)
o Also Member of Operating Committee ((1990 - 1996); Nominating Committee (1996 - 2000); Compensation Committee (2000 - 2003)
o        Managing Partner of London Office (1990 - 1996)
o        Senior Partner of London Office (1996 - )

American Express International Banking Corporation (New York)

o        Assistant Vice President (1979-1982)

McKinsey & Company

o        Summer Associate (1978)

Man Judd Landau (now part of Deloitte & Touche), London and New York

o        Manager (1970-1977)

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a rapidly growing international emerging pharmaceutical company with a strategic focus on four therapeutic areas
- central nervous system disorders (CNS), gastrointestinal (GI), oncology, and anti-infectives. Shire also has three platform technologies: advanced drug delivery, lead optimisation for small molecules and Biologics. Shire's core strategy is based on research and development combined with in-licensing and a focus on key pharmaceutical markets.

For  further   information  on  Shire,   please  visit  the  Company's  website:
www.shire.com

THE "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements included herein that are not historical facts, are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialise, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialisation, the impact of competitive products, including, but not limited to, the impact on Shire's Attention Deficit Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to the expected product approval date of lanthanum carbonate (FOSRENOL(R)) and METHYPATCH (R) , and other risks and uncertainties detailed from time to time in our filings, including the Annual Report filed on Form 10-K by Shire with the Securities and Exchange Commission.